Exhibit 1.1

AURA MINERALS INC.

(a company registered in the British Virgin Islands with company number: 1932701)

[●] Common Shares

UNDERWRITING AGREEMENT

Dated: [●], 2025

AURA MINERALS INC.

(registered in the British Virgin Islands with company number: 1932701)

[●] Common Shares

UNDERWRITING AGREEMENT

[●], 2025

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Banco BTG Pactual S.A. – Cayman Branch

Itau BBA USA Securities, Inc.

as Representatives of the several Underwriters

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o	Banco BTG Pactual S.A. – Cayman Branch

601 Lexington Avenue, 57th Floor

New York, New York 10022

c/o	Itau BBA USA Securities, Inc.

599 Lexington Avenue, 34th Floor

New York, New York 10022

Ladies and Gentlemen:

Aura Minerals Inc., a BVI business company registered in the British Virgin Islands with company number: 1932701 (the “Company”), confirms its agreement with the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities, Inc. (“BofA”), Goldman Sachs & Co. LLC, Banco BTG Pactual S.A. – Cayman Branch and Itau BBA USA Securities, Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares, no par value, of the Company (“Common Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional Common Shares. The aforesaid [●] Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [●] Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities in the United States and to sell the Securities in Canada on a private placement basis pursuant to a preliminary and final Canadian offering memorandum as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-287864), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”). As used in this Agreement:

“Applicable Time” means [__:00 P./A.M.], New York City time, on [●], 2025 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Outbound Investment Rule” means Executive Order 14105 on Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern, 88 Fed. Reg. 54867 (Aug. 9, 2023), including all implementing regulations thereof as set forth in the United States Code of Federal Regulations (“C.F.R.”).

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) and individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the [●] paragraph under the heading “Underwriting—[●] and the information under the heading “[●]” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Foreign Private Issuer Status. The Company is a “foreign private issuer” as defined in Rule 405 under the 1933 Act (a “Foreign Private Issuer”).

(viii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(ix) Financial Statements; Non-IFRS Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said annual financial statements have been prepared in conformity with International Financial Reporting Standards – Accounting Standards (“IFRS Accounting Standards”) as issued by the International Accounting Standards Board (“IASB”) applied on a consistent basis throughout the periods involved and said unaudited condensed interim consolidated financial statements have been prepared in accordance with IAS 34 – Interim Financial Reporting (“IAS 34”) as issued by IASB applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS Accounting Standards or IAS 34 (as applicable) the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(x) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for regular quarterly dividends on the Common Shares consistent with the dividend policy described in the Registration Statement, the General Disclosure Package or the Prospectus), or any material adverse change, or any development or event involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority. Neither the Company nor any of the subsidiaries has either sent or threatened to send, nor received or, to the knowledge of the Company, is threatened to receive, any notification regarding the termination or non-renewal of any of the contracts described in the Registration Statement, the General Disclosure Package or the Prospectus, except where such termination or non-renewal would not, individually or in the aggregate, have any (i) material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, business, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole, or (ii) any material adverse effect on the ability of the Company to perform its obligations under this Agreement (“Material Adverse Effect”).

(xi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing (to the extent the concept of “good standing” is applicable in each such jurisdiction) under the laws of the commonwealth of the British Virgin Islands with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company has due capacity to conduct its business pursuant to its memorandum and articles of association and to do business as a foreign corporation in good standing (to the extent the concept of “good standing” is applicable in each such jurisdiction) in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification as a foreign corporation, if any, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

(xii) Good Standing of Subsidiaries. Each direct or indirect subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or organized, as applicable, and is a validly existing corporation (sociedade por ações), limited liability company (sociedade limitada), a corporation with variable capital or other corporate entity, as the case may be, in good standing (to the extent the concept of “good standing” is applicable in each such jurisdiction) under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own or lease and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of “good standing” is applicable in each such jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued in compliance with Brazilian, Mexican, Honduran or other applicable law without violation of any preemptive right, resale right, right of first refusal or similar right, except where the failure to be so issued would not reasonably be expected to have a Material Adverse Effect, and is fully paid and non-assessable (to the extent such concepts are applicable in each such jurisdiction) and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the share capital of each subsidiary is owned by the Company, directly or through subsidiaries, free from liens, security claims, interests, encumbrances and defects. The only subsidiaries of the Company are the subsidiaries listed in Exhibit 21 to the Registration Statement.

(xiii) Capitalization. The authorized, issued and outstanding shares of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than any rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and if applicable have been waived.

(xvii) Absence of Violations, Defaults and Conflicts. Neither the Company nor its subsidiaries (i) is in violation of its respective charters, memorandum and articles of association, by-laws or other constitutive documents, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance or observance of any existing obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their properties or assets is subject, (iii) is in violation of any British Virgin Islands, Brazilian, U.S., Canadian, Mexican, Honduran or any other law, statute, rule, regulation or order of any ministry or legislative body, national, state or local governmental or regulatory commission, board, body or agency, or regulator or governmental authority (each a “Governmental Agency”), regulatory body or any court or stock exchange, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their property or assets, or (iv) has sent or received any communication regarding termination of or intent not to renew any indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries, or to the Company’s knowledge, any other party to such indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument, except in the cases of the foregoing clauses (ii), (iii) and (iv) for any such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not conflict with nor result in a breach or violation of any of the terms and provisions of, or constitute a default under (or an event which with the notice or lapse of time would constitute a default), or require consent under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries and will not give the holder of any indebtedness (or a person acting on the holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness, pursuant to (i) the charter, memorandum and articles of association or by-laws of the Company or any of its subsidiaries, (ii) any British Virgin Islands, Brazilian, U.S., Canadian, Mexican, Honduran or other law, statute, rule, regulation, order or court decree of any Governmental Agency or any court or stock exchange (other than the requirement to obtain the approval of the Toronto Stock Exchange (the “TSX”) for the issuance of the Securities), domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties is subject, except in the cases of the foregoing clauses (ii) and (iii) for any such conflict, breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(xix) Absence of Labor Disputes. (A) Neither the Company nor any of its subsidiaries is in breach of the labor legislation of each jurisdiction where the Company and each of its subsidiaries operate except, as would not, individually or in the aggregate, have a Material Adverse Effect; (B) neither the Company nor any of its subsidiaries is engaged in slave labor, child labor or any similar illegal labor practice as defined in the legislation of each jurisdiction where the Company and each of its subsidiaries operate; (C) except, as would not, individually or in the aggregate, have a Material Adverse Effect (a) there is no illegal labor practice complaint pending or, to the Company’s knowledge, threatened or contemplated, against the Company or any of its subsidiaries, and no grievance or arbitration proceeding arising out of allegations of slave labor, child labor or any similar illegal labor practice, as defined in the legislation of each jurisdiction where the Company and each of its subsidiaries operate, pending or, to the Company’s knowledge, threatened, (b) there is no illegal labor practice complaint pending or, to the Company’s knowledge, threatened or contemplated, against the Company or any of its subsidiaries, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements and not related to any illegal labor practice set forth in case (a) above is, pending or, to the Company’s knowledge, threatened, (c) no strike, labor dispute, slowdown or stoppage is pending or, to the Company’s knowledge, threatened or contemplated against the Company, any of its subsidiaries or its principal suppliers, contractors and customers and (d) no union representation dispute currently exists, or is pending or, to the Company’s knowledge, threatened, concerning the employees of the Company or any of its subsidiaries, and (D) except, as would not, individually or in the aggregate, have a Material Adverse Effect (a) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries; and (b) there has been no violation of any applicable federal, state or local law or any foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or any of its subsidiaries.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to result in a Material Adverse Effect; and no such proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others.

(xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws, the policies of the TSX, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or Canadian securities laws, including but not limited to a report of exemption distribution on Form 45-106F1.

(xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess and are in compliance with all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses (“Licenses”); except where the failure to possess, make the same or be in compliance therewith would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries or has any reason to believe, after due inquiry, that any such License will not be renewed in the ordinary course, except where such non-renewal would not individually or in the aggregate result in a Material Adverse Effect.

(xxiv) Title to Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to their respective businesses, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that would not, individually or in the aggregate, have a Material Adverse Effect on the use made and proposed to be made of such property by the Company and its subsidiaries.

(xxv) Possession of Intellectual Property. Except in each case as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property Rights”) used in the conduct of their respective businesses, (b) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any person and (c) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property Rights; and to the knowledge of the Company, its and its subsidiaries’ Intellectual Property Rights are not being infringed, misappropriated or otherwise violated by any person.

(xxvi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and each of its subsidiaries, (a) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) do not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, (c) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; (d) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; and (e) are not parties to any Conduct Adjustment Agreement (TAC) or similar agreements with environmental authorities; and (ii) (x) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, results of operations or competitive position of the Company and its subsidiaries, and (y) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxvii) Review of Environmental Laws. In the ordinary course of their business, the Company and its subsidiaries conduct a periodic review of the effect of Environmental Laws on their business, operations, subsidiaries and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, property closures or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liability to third parties), and, on the basis of such review and considering the amount of their respective reserves, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxviii) ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each employee benefit plan (each, a “Plan”), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan that would result in material liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption, (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is, to the knowledge of the Company, reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), (D) the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or, to the knowledge of the Company, is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA, (F) neither the Company nor any member of the Controlled Group (within the meaning of section 4001(a)(14) of ERISA) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA) and (G) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries.

(xxix) Accounting Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxxi) Filing and Payment of Taxes. The Company and its subsidiaries have filed all returns required to have been filed by them or appropriate extensions for such filings have been obtained as required by the laws and regulations of any applicable U.S. federal, state, local or non-U.S. jurisdiction, and have paid all taxes due and payable by all of them, and all assessments, fines or penalties and other governmental charges or levies made against them, except (i) such taxes, assessments, fines, penalties, governmental charges or levies as are not yet due or are contested in good faith and for which adequate reserves have been established in accordance with IFRS; or (ii) where the failure to file such returns or pay such taxes, assessments, fines, penalties, governmental charges or levies would not, individually or in the aggregate, have a Material Adverse Effect; and there is no proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries as to which a reserve would be required to be established under IFRS Accounting Standards and has not been so reserved or which should be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and has not been so disclosed, except where the failure to establish such a reserve or make such disclosure would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxii) No Stamp Taxes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, imposed by any jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made by or on behalf of the Company, or any political subdivision or taxing authority thereof or therein (“Relevant Taxing Jurisdiction”) either (i) on or by virtue of the execution, delivery, performance or enforcement of this Agreement or by the public offering of shares of the Company’s Common Shares in the manner contemplated by this Agreement or (ii) on any payment to be made pursuant to this Agreement, except for, if any, (a) taxes payable by the Underwriters and any other financial institution that may participate in the offering and sale of the Securities in Brazil relating to reimbursement of expenses, and payment of fees and commissions they will receive in connection therewith; and (b) in the event that any of the Underwriters or other financial institutions involved in the offering and sale of the Securities perform services related thereto in Canada, any amounts withheld on account of fees or commissions payable to such persons in relation to services performed in Canada.

(xxxiii) Insurance. The Company and its subsidiaries carry insurance covering their respective properties, operations, personnel and businesses, in amounts and against such losses and risks as the Company and its subsidiaries reasonably believe, after due inquiry, are adequate to protect them and their respective businesses and as is customary for companies engaged in similar industries in the geographic regions in which they do business; all policies of insurance insuring the Company and any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and neither the Company nor any of its subsidiaries has (i) been refused any insurance coverage sought or applied for; (ii) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue its insurance or (iii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiv) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(xxxv) PFIC Status. Based on the expected market price of our common shares following this offering, the manner in which we currently conduct our business, and the expected composition of our income and assets, including goodwill, the Company does not believe that it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations promulgated thereunder, for its prior taxable year ending December 31, 2024 and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(xxxvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxvii) No Unlawful Payments. None of the Company or the Company’s subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, entity under common control with the Company or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) taken any action, directly or indirectly, that could result in a violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or similar law or regulation of any applicable jurisdiction, any provision of Brazil’s anticorruption laws (including, without limitation, Law No. 14,133/2021, Decree-law No. 2,848/1940, Law No. 9,613/1998, Law No. 8,137/1990, Law No. 12,846/2013, Decree No. 8,420/2015 and Law No. 8,429/1992), as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under any applicable provision of the Bribery Act 2010 of the United Kingdom (“U.K. Bribery Act 2010”), or any other applicable anti-bribery or anticorruption laws (collectively, the “Anticorruption Laws”) or (iv) made, offered, agreed to, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable Anticorruption Laws. The Company will not, directly or indirectly, use all or part of the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption law.

(xxxviii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, without limitation, the applicable provisions of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable Brazilian anti-money laundering criminal laws (Law No. 9,613/1998, as amended), the applicable provisions of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency with jurisdiction over the Company and its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body, or any arbitrator, involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxix) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any of their respective directors or officers, nor any of its subsidiaries, nor to the knowledge of the Company, any employee, agent, entity under common control with the Company or other person associated with or acting on behalf of the Company or any of its subsidiaries is, or is acting on behalf of one or more individuals or entities that are currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State or the Bureau of Industry and the Security of the U.S. Department of Commerce, and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury of the United Kingdom (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is, or which government is, the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government-controlled areas of Kherson and Zaporizhzhia of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of the funding or facilitation, is the subject or target of Sanctions (“Restricted Parties”), (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any person (including any person participating in the offering of the Securities, whether as underwriter, agent, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction was or is the subject or the target of Sanctions or with any Sanctioned Country in violation of Sanctions.

(xl) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xli) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlii) Cybersecurity. (A) There has been no security breach or similar incident, unauthorized access or disclosure, or other similar compromise of or relating to the Company or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and, to the knowledge of the Company, any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any such security breach or similar incident, unauthorized access or disclosure or other similar compromise of their respective IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards, or as required by applicable regulatory standards, except in each case (A), (B) and (C) above as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xliii) No Covered Foreign Person. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The consummation of the transactions contemplated by this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in in 31 C.F.R. § 850.208. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity.

(xliv) Dividend Payments. There are no restrictions on the Company’s ability to pay dividends to non-residents of the British Virgin Islands because of exchange controls or other restrictive legislation. No approval by any Governmental Agency or any court or stock exchange is currently required in the U.S., Canada, the British Virgin Islands, Mexico, Brazil, Honduras or any other jurisdiction in order for the Company to pay cash dividends, interest attributable to shareholders’ equity or other cash distributions declared by the Company to the holders of the Securities. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no payments made to holders thereof are subject to income, withholding or other taxes under laws and regulations, as applicable, of the U.S., the British Virgin Islands or any political subdivision or taxing authority thereof or therein (assuming for these purposes, that the holder is not a resident of the U.S. or the British Virgin Islands respectively), and such payments will otherwise be free and clear, as applicable, of any other tax, duty, withholding or deduction in the U.S., the British Virgin Islands or any political subdivision or taxing authority thereof or therein (assuming for these purposes, that the holder is not a resident of the U.S. or the British Virgin Islands, respectively).

(xlv) Listing of Company’s Common Shares. The Company currently is listed and its Common Shares are posted for trading on the TSX under the symbol “ORA,” and the Company has not received any notice of any proceedings relating to the delisting of its Common Shares from the TSX.

(xlvi) Enforceability by Underwriters. It is not necessary under the laws of the British Virgin Islands that any of the Underwriters be licensed, qualified or entitled to carry on business in the British Islands to enable any of them to enforce their respective rights under this Agreement or any other document to be delivered by the Company in connection therewith, provided that they are not otherwise engaged in business in the British Virgin Islands or Brazil.

(xlvii) Enforceability in New York. This Agreement and the lock-up agreements entered into by the directors and officers of the Company is in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Company and/or its directors and officers, and, in order to ensure the legality, validity, enforcement or admissibility into evidence of such documents in the State of New York, it is not necessary that such documents be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of such documents, other than court costs, including (without limitation) filing fees.

(xlviii) Disclosure of Material Liabilities and Obligations. The Company and its consolidated subsidiaries do not have any material liabilities or obligations direct or contingent (including any off-balance sheet obligations) that are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlix) No Restrictions on Dividends from Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends, directly or indirectly, to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(l) Absence of Immunity. The Company and its obligations under this Agreement are subject to civil and commercial law and to suit and the Company and each of its subsidiaries or their respective properties, assets or revenues do not have any right of immunity, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian, U.S. Federal or, New York Court (as defined below) or any court of any jurisdiction in which the Company or its subsidiaries owns or leases property or assets, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief, or for the enforcement of judgment in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, any of its subsidiaries and their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court, in each case where proceedings arising out of or relating to the transactions contemplated by this Agreement may at any time be commenced, the Company has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(li) Governing Law and Recognition in the British Virgin Islands. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the British Virgin Islands and would be recognized and upheld by the courts of the British Virgin Islands, provided, however, that these laws as interpreted are not found to be of a procedural nature, revenue or penal laws or to contravene the British Virgin Islands public policy and provided further that any matter of procedure shall be governed by the laws of the British Virgin Islands.

(lii) Submission to Jurisdiction. The Company has the power and authority to submit, and, pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted to the exclusive jurisdiction of the Specified Courts (as defined below) in respect of any legal suit, action or proceeding against it arising out of or related to this Agreement, and has validly and irrevocably waived any objection to the laying of the venue of any such suit, action or proceeding brought in any Specified Court. The Company has the power to designate, appoint and empower, and, pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any legal suit, action or proceeding arising out of or related to this Agreement in any Specified Court. Service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective insofar as British Virgin Islands law is concerned to confer valid personal jurisdiction over the Company.

(liii) Ratings. No “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the 1934 Act) has imposed or has informed the Company that it is considering imposing any condition (financial or otherwise) on the ratings assigned to the Company or any of its subsidiaries or on any securities of the Company or any of its subsidiaries.

(liv) Enforcement of Judgments. The courts of the British Virgin Islands would recognize as a valid judgment, a final and conclusive monetary judgment in personam obtained in the courts against the Company based upon this Agreement under which a definite sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that, (A) the application is made within 12 months of the judgment being handed down (or such longer period as the British Virgin Islands courts may allow); (B) the judgment debtor has not appealed or has the right to appeal the judgment; (C) it is just and convenient in the court’s discretion to enforce the judgment; (D) the original court acted with jurisdiction; (E) the judgment debtor was properly served with process and appeared before the original Court; (F) the judgment was not obtained by fraud; (G) the judgment is in respect of a cause of action which is not against public policy or for some other reason cannot be entertained in the British Virgin Islands; (H) the judgment is not for penalties, fines or taxes, or similar fiscal obligations and (I) the judgment was not obtained in breach of natural justice.

(lv) Related Party Transactions. No material indebtedness (actual or contingent) and no material contract or arrangement (including but not limited to arrangements to provide capital, make loans, guarantee obligations, make investments or provide funds) is outstanding between the Company or any of its subsidiaries on the one hand and any shareholder, director or executive officer of the Company or any of its subsidiaries or any person related to or affiliated with such shareholder, director or executive officer (including his/her spouse, infant children or any company or undertaking in which he/she holds a controlling interest) on the other hand that are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Common Shares, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object in a timely manner. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in a timely manner.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, if requested, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Shares (including the Securities) on the Nasdaq Global Select Market, and the Company shall use its reasonable best efforts to cause the TSX to issue a letter to the Company confirming that the Securities shall have been conditionally approved for listing and posting for trading on the TSX, subject only to satisfaction by the Company of customary post-closing conditions imposed by the TSX in similar circumstances.

(i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, directly or indirectly, take any of the following actions with respect to any of its Common Shares or any securities convertible into or exchangeable or exercisable for any of its Common Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the U.S. Securities and Exchange Commission a registration statement under the 1933 Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of BofA, except for (a) to any of its Affiliates, (b) issuances by the Company of Common Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, (c) grants by the Company of employee stock options or share grants, or issuances of Common Shares by the Company related to the exercise of any stock options, pursuant, in each case, to the terms of any plan in effect on the date hereof as described in each of the Registration Statement, the General Disclosure Package and the Prospectus (d) a transfer by the Company with prior written consent of BofA; or (e) the issuance of Common Shares or other securities (including securities convertible into Common Shares) in connection with acquisitions, joint ventures, commercial relationships or other strategic transactions, however, that prior to any such transfer in the case of (e), the recipient thereof agrees in writing with the Representatives to be bound by the terms of the lock-up agreement and confirms that he, she or it has been in compliance with the terms of the lock-up agreement since the date hereof, to the extent applicable and in the case of clause (e), the aggregate number of Common Shares issued in all transactions does not exceed 10% of the outstanding Common Shares of the Company following the offering of the Shares provided.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on or before the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(m) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n) Emerging Growth Company and Foreign Private Issuer Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).

(o) Company Cooperation Outbound Investment Rule. If any Underwriter acquires knowledge, as that term is defined in 31 C.F.R. § 850.216, as reasonably determined in good faith as of the date of this Agreement, that any transaction contemplated by this Agreement is or was a “covered transaction” as defined in 31 C.F.R. § 850.210, the Company shall, and shall cause its respective affiliates to, promptly provide to the Underwriters all information and documentary materials as may be reasonably necessary, proper, or advisable, reasonably requested by the Underwriters for the Underwriter to fully comply with the Outbound Investment Rule.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties described in Section 6(d) of this Agreement payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the Underwriters shall pay for the travel and lodging expenses of the Underwriters), and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the fees and disbursements of U.S. counsel to the Underwriters in connection with the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market and (x) the reasonable and documented costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). For the avoidance of doubt, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of the Underwriters’ counsels (legal or otherwise), including on the resale of any of the Common Shares by the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), or Section 10 hereof, the Company shall reimburse the non-defaulting Underwriters for all of their reasonable and documented out-of-pocket expenses that were actually incurred, including the reasonable and documented fees and disbursements of counsel for the Underwriters. For the avoidance of doubt, in the case of termination by the Underwriters in accordance with the provisions of Section 10 hereof, the Company shall have no obligation to reimburse any defaulting Underwriter pursuant to this Section 4(b).

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy as of the Applicable Time, the Closing Time and each Date of Delivery, of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) prior to the earlier of (i) the first Date of Delivery and the Commission’s close of business on the second business day following the execution and delivery of this Agreement without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion and 10b-5 Statement of U.S. Counsel for Company. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Company, in form and substance satisfactory to the Underwriters.

(c) Opinion and 10b-5 Statement of U.S. Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of White & Case LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(d) Opinion and 10b-5 Statement of Brazilian Counsel for Company. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of Pinheiro Neto Advogados, Brazilian counsel for the Company, in form and substance satisfactory to the Underwriters.

(e) Opinion and 10b-5 Statement of Mexican Counsel for Company. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of DBR Abogados, S.C., Mexican counsel for the Company, in form and substance satisfactory to the Underwriters.

(f) Opinion and 10b-5 Statement of Honduran Counsel for Company. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of Aguillar Castillo Love, Honduran counsel for the Company, in form and substance satisfactory to the Underwriters.

(g) Opinion and 10b-5 Statement of Brazilian Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(h) Opinion and 10b-5 Statement of Mexican Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of White & Case, S.C., Mexican counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(i) Opinion and 10b-5 Statement of Honduran Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion and 10b-5 statement, dated the Closing Time, of Consortium Legal Honduras, Honduran counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(j) Opinion of British Virgin Islands Counsel for Company. At the Closing Time, the Representatives shall have received an opinion, dated the Closing Time, of Harney Westwood & Riegels (BVI) LP, British Virgin Islands counsel for the Company, in form and substance satisfactory to the Underwriters.

(k) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(l) Incumbency Certificate. The Representatives shall have received on and as of the Closing Time, a certificate of two authorized officers of the Company, in form and substance satisfactory to the Representatives, stating on behalf of the Company, the incumbency of each of the officers or representatives of the Company signing this Agreement and any certificates on behalf of the Company.

(m) Chief Financial Officer’s Certificate. At the date of the Prospectus and also at the Closing Time, the Representatives shall have received a certificate of the Chief Financial Officer substantially in the form of Exhibit A hereto.

(n) Good Standing. The Representatives shall have received on and as of the Closing Time, satisfactory evidence of the good standing of the Company in its jurisdiction of incorporation or organization and good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o) Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Auditores Independentes Ltda. and from Grant Thornton Auditores Independentes Ltda. letters, dated such date, in form and substance satisfactory to the Representatives, together with reproduced copies of such letters for each of the other Underwriters containing statements and information in accordance with AS 6101 to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from KPMG Auditores Independentes Ltda. and from Grant Thornton Auditores Independentes Ltda. letters, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (l) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(q) Consent of Experts. At the Closing Time, consent letters from each of the “qualified persons” (as defined in Subpart 1300 of Regulation S-K) listed on Schedule D, responsible for the preparation of the technical reports included as exhibits to the Registration Statement shall have been filed as exhibits to the Registration Statement.

(r) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(s) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(t) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(u) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(v) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of any Date of Delivery, prevent the issuance or sale of the Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of any Date of Delivery, prevent the issuance or sale of the Securities by the Company.

(w) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Date of Delivery.

(iii) Incumbency Certificate. A certificate of two authorized officers of the Company in form and substance satisfactory to the Representatives, stating on behalf of the Company, the incumbency of each of the officers or representatives of the Company signing any certificates on behalf of the Company.

(iv) Opinion and 10b-5 Statement of U.S. Counsel for Company. An opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Company, in form and substance satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and 10b-5 statement required by Section 5(b) hereof.

(v) Opinion and 10b-5 Statement of U.S. Counsel for Underwriters. An opinion and 10b-5 statement of White & Case LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and 10b-5 statement required by Section 5(c) hereof.

(vi) Opinion and 10b-5 Statement of Brazilian Counsel for Company. An opinion and 10b-5 statement of Pinheiro Neto Advogados, Brazilian counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and 10b-5 statement required by Section 5(d) hereof.

(vii) Opinion and 10b-5 Statement of Mexican Counsel for Company. An opinion and 10b-5 statement of DBR Abogados, S.C., Mexican counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and 10b-5 statement required by Section 5(e) hereof.

(viii) Opinion and 10b-5 Statement of Honduran Counsel for Company. An opinion and 10b-5 statement of Aguillar Castillo Love, Honduran counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and 10b-5 statement required by Section 5(f) hereof.

(ix) Opinion and 10b-5 Statement of Brazilian Counsel for Underwriters. An opinion and 10b-5 statement of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and 10b-5 statement required by Section 5(g) hereof.

(x) Opinion and 10b-5 Statement of Mexican Counsel for Underwriters. An opinion and 10b-5 statement of White & Case, S.C., Mexican counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and 10b-5 statement required by Section 5(h) hereof.

(xi) Opinion and 10b-5 Statement of Honduran Counsel for Underwriters. An opinion and 10b-5 statement of Consortium Legal Honduras, Honduran counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and 10b-5 statement required by Section 5(i) hereof.

(xii) Opinion of British Virgin Islands Counsel for Company. An opinion of Harney Westwood & Riegels (BVI) LP, British Virgin Islands counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(xii) Bring-down Comfort Letter. If requested by the Representatives, letters from KPMG Auditores Independentes Ltda. and from Grant Thornton Auditores Independentes Ltda., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(q) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(xiii) Good Standing. Satisfactory evidence of the good standing of the Company in its jurisdiction of incorporation or organization and good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(x) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(y) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled or waived when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, and each of their partners, each of the members, directors, officers, employees, agents, Affiliates (as such term is defined in Rule 405 under the 1933 Act (each, an “Affiliate”)), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, suit, action, investigation or proceeding, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) from and against any and all expense whatsoever, as incurred (including, without limitation, the reasonable legal fees, disbursements of counsel satisfactory to the Representatives), joint or several, reasonably incurred in connection with investigating, preparing or defending against any litigation, suit, action, investigation or proceeding, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Indemnification of Company, Directors and Officers. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any stamp, issue, registration, documentary or other similar tax and duties, including any interest and penalties imposed by any Relevant Taxing Jurisdiction, on the placement of the Securities and on the execution, delivery and performance of this Agreement. In addition, all payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by any Relevant Taxing Jurisdiction unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions (including withholdings and deductions applicable to additional sums payable under this Section 6(d)) shall equal the amounts that would have been received if no withholding or deduction had been made provided, however, that no such additional amounts shall be payable to an Underwriter: (i) to the extent such Underwriter is subject to such taxes, duties or charges by reason of any present or former connection between such Underwriter and the applicable Relevant Taxing Jurisdiction, other than solely from the execution, delivery or enforcement of, the performance of its obligations or the receipt of payments under or the engagement in any other transaction pursuant to this Agreement; or (ii) on account of any tax, duty or governmental charge imposed that would not have been imposed but for the failure by such Underwriter to provide such information or documentation reasonably requested by the Company and required for compliance with any certification, identification or other reporting requirements concerning such Underwriter’s nationality, residence, identity or connection with the applicable Relevant Taxing Jurisdiction, if such compliance by such Underwriter was required by the applicable Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, such tax, duty or charge.

(e) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, severally and not jointly, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Securities (net of underwriting discounts and commissions but before deducting taxes and expenses) received by the Company on the one hand, and the net underwriting discounts and commissions (after deducting taxes and non-reimbursed expenses) received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which its net underwriting commissions (after taxes and expenses payable by such Underwriter) received by such Underwriter in connection with the Shares underwritten by it and distributed to the public, exceeds the amount of any damage that such Underwriter has otherwise been required to pay by reason of such untrue statement or omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, such as to make, in the judgment of the Representatives, it impractical or inadvisable to proceed with the completion of the offering contemplated hereby or to enforce contracts for sales of the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Nasdaq Global Select Market or the TSX, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market or in the TSX has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York, British Virgin Islands, Mexican, Brazilian or Honduran authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA Securities, Inc. at One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282- 2198, Attention: Registration Department; Banco BTG Pactual S.A. – Cayman Branch at 601 Lexington Avenue, 57th Floor, New York, New York 10022, Attention: Legal Department, facsimile: +1 (212) 293-4609; Itau BBA USA Securities, Inc. at 599 Lexington Avenue, 34th Floor New York, NY 10022, Attention: Chief Compliance Officer, facsimile: + 1 (212) 207-9076;] notices to the Company shall be directed to it at 3390 Mary St, Suite 116, Coconut Grove, Florida, 33133, United States, attention of Joao Kleber Cardoso, CFO and Corporate Secretary (email kcardoso@auraminerals.com and rvelazquez@auraminerals.com).

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company hereby irrevocably appoints Aura Technical Services Inc., with offices currently located at 3390 Mary St, Suite 116, Coconut Grove, Florida, 33133, United States, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

SECTION 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

AURA MINERALS INC.

By
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

BOFA SECURITIES, INC.

By
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

CONFIRMED AND ACCEPTED,

as of the date first above written:

GOLDMAN SACHS & CO. LLC

By
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

CONFIRMED AND ACCEPTED,

as of the date first above written:

BANCO BTG PACTUAL S.A. – CAYMAN BRANCH

By
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

CONFIRMED AND ACCEPTED,

as of the date first above written:

ITAU BBA USA SECURITIES, INC.

By
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The public offering price per share for the Securities shall be $[●].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the public offering price set forth above less $[●] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

BofA Securities, Inc.	[●]
Goldman Sachs & Co. LLC	[●]
Banco BTG Pactual S.A. – Cayman Branch	[●]
Itau BBA USA Securities, Inc.	[●]
Banco Bradesco BBI S.A.	[●]
National Bank of Canada Financial Inc.	[●]
RBC Capital Markets, LLC	[●]
Scotia Capital Inc.	[●]
Total	[●]

Sch A

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
Aura Minerals Inc.
Total

Sch B

SCHEDULE C-1

Pricing Terms

1. The Company is selling [●] Common Shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Common Shares.

3. The public offering price per share for the Securities shall be $[●].

Sch C - 1

SCHEDULE C-2

Free Writing Prospectuses

[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]

Sch C - 2

SCHEDULE D

List of qualified persons” (as defined in Subpart 1300 of Regulation S-K) to deliver consents pursuant to Section 5(n)

1.	SLR Consulting(Canada) Ltd.

2.	Farshid Ghazanfari

3.	Luiz Pignatari

4.	Homero Delboni Junior

5.	Branca Horta de Almeida Abrantes

6.	Bruno Yoshida Tomaselli

7.	Marie-Christine Gosselin

8.	Murray Dunn

9.	SRK Consulting (U.S.), Inc.

10.	Porfirio Cabaleiro Rodriguez

11.	Garth Kirkham

Sch D

SCHEDULE E

List of Persons and Entities Subject to Lock-up

1.	Northwestern Enterprises Ltd.

2.	Conway Holding Developments S.A.

3.	Rodrigo Barbosa

4.	Glauber Luvizotto

5.	Joao Kleber Cardoso

6.	Paulo Carlos de Brito

7.	Stephen Keith

8.	Bruno Mauad

9.	Pedro Turqueto

10.	Paulo Carlos de Brito Filho

11.	Richmond Lee Fenn

Sch E

Exhibit A

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE
TO BE DELIVERED PURSUANT TO SECTION 5(j)

AURA MINERALS INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

      , 2025

Joao Kleber Cardoso, the Chief Financial Officer of Aura Minerals Inc., a company incorporated in the British Virgin Islands (the “Company”), pursuant to Section 5(j) of that certain Underwriting Agreement, dated , 2025 (the “Underwriting Agreement”), by and among the Company, as issuer, and BofA Securities, Inc., Goldman Sachs & Co. LLC, Banco BTG Pactual S.A. – Cayman Branch and Itau BBA USA Securities, Inc., as representatives of the underwriters named in Schedule A of the Underwriting Agreement, does hereby certify, in his capacity as Chief Financial Officer of the Company, and not in its personal capacity, as set forth below. This certificate is being provided in connection with the Company’s public offering (the “Offering”) of common shares of the Company, as described in the Registration Statement, the General Disclosure Package and the Prospectus. Capitalized terms used and not defined herein have the meanings ascribed to them in the Underwriting Agreement.

1. The undersigned is knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries.

2. The undersigned has carefully reviewed the Registration Statement, the General Disclosure Package and the Prospectus, including the items identified on the copy of the Registration Statement, the General Disclosure Package and the Prospectus attached hereto as Exhibit A (such items the “Certified Items”), and the undersigned, or members of the staff who are responsible for the Company’s financial and accounting matters, have performed the following procedures with respect to the Certified Items:

a. compared the Certified Items to data in the financial and accounting records of the Company to the extent such items could be so compared directly and found them to be in agreement in all material respects, after giving effect to rounding, if applicable;

b. compared the Certified Items to analyses prepared by the Company derived from its financial and accounting records and found them to be in agreement in all material respects, after giving effect to rounding, if applicable; and

c. confirmed the accuracy of the Certified Items based on a comparison of such items with other data sources that to the knowledge of the undersigned are accurate and reliable in all material respects, to the extent such items could not be compared as set forth in items (a) and (b) above.

3. The aforementioned financial and accounting records, analyses derived from the aforementioned financial and accounting records, or data sources used to prepare the Certified Items are true, correct and accurate in all material respects and any assumptions and premises underlying such records are reasonable and appropriate.

This certificate is being furnished to the Underwriters named in Schedule A to the Underwriting Agreement solely to assist them in conducting their investigation of the Company in connection with the Offering. This certificate may be relied upon by the Underwriters for this purpose.

[Signature Page follows]

A-1

Exhibit C

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS
PURSUANT TO SECTION 5(P)]

[●], 2025

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Banco BTG Pactual S.A. – Cayman Branch

Itau BBA USA Securities, Inc.

as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement

c/o	BofA Securities, Inc.

One Bryant Park
New York, New York 10036

c/o	Goldman Sachs & Co. LLC

200 West Street
New York, New York 10282

c/o	Banco BTG Pactual S.A. – Cayman Branch

601 Lexington Avenue, 57th Floor
New York, New York 10022

c/o	Itau BBA USA Securities, Inc.

599 Lexington Avenue, 34th Floor, 24th Floor
New York, New York 10022

Re:	Proposed Public Offering by Aura Minerals Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Aura Minerals Inc., a company incorporated in the British Virgin Islands (the “Company”), understands that BofA Securities, Inc. (“BofA”), Goldman Sachs & Co. LLC, Banco BTG Pactual S.A. – Cayman Branch and Itau BBA USA Securities, Inc. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), as representatives of the underwriters named in Schedule A of such Underwriting Agreement, with the Company providing for the public offering of the Company’s common shares, no par value (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, directly or indirectly, without the prior written consent of BofA, (i) offer, sell, contract to sell, pledge or otherwise dispose of any shares of the Company’s Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) offer, sell, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities or any securities newly issued or held by the undersigned on the date hereof convertible into or exchangeable for, or that represent the right to receive Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities or any securities convertible into or exercisable or exchangeable for Lock-Up Securities, or warrants or other rights to purchase Lock-Up Securities, whether any such transaction is to be settled by delivery of Lock-Up Securities or such other securities, in cash or otherwise, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the U.S. Securities and Exchange Commission a registration statement under the 1933 Act relating to Lock-Up Securities or such other securities, in cash or otherwise, or publicly disclose the intention to take any such action. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in an issuance of new Lock-Up Securities or sale or disposition of the undersigned’s Lock-Up Securities even if the undersigned’s Lock-Up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the undersigned’s Lock-Up Securities or with respect to any security that includes, relates to or derives any significant part of its value from the undersigned’s Shares.

If the undersigned is an officer or director of the Company, (1) BofA agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, BofA will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by BofA hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of BofA, provided that (1) BofA receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders of the undersigned; or

(iv)	if such transfer occurs by reason of a will or by operation of law, including without limitation rules of descent and distribution, status governing the effects of a merger or a qualified domestic order or divorce settlement; or

(v)	as donations to charitable organizations; or

(vi)	to the Company in connection with any offer to acquire or share repurchase practices disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; or

(vii)	to the Company in connection with the issuance of any shares by the Company in order to pay the purchase price therefor or to satisfy tax obligations in respect thereof; or

(viii)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s shares that is approved by the Company’s board of directors whereby the Company’s shareholders (as of immediately prior thereto) cease to “beneficially own” (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, collectively, at least 51% of the total voting power of the outstanding shares of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this lock-up agreement; or

(ix)	with the prior written consent (such consent not to be unreasonably withheld) of BofA.

Furthermore, the undersigned may sell Common Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Signature:

Print Name:

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